SUN CAPITAL ADVISERS TRUST
POWER OF ATTORNEY

I, the undersigned trustee and officer of Sun Capital Advisers Trust (the “Trust”), a Delaware statutory trust, do hereby constitute and appoint Lena Metelitsa and Maura A. Murphy to be my true, sufficient and lawful attorneys, with full power to each of them and each of them acting singly, to sign for me, in my name and the capacities indicated below:

The Trust’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (File Nos. 333-59093 and 811-08579) (the “Registration Statement”), and any amendments thereto, and to deliver and file the same with the Securities and Exchange Commission.

I hereby ratify and confirm that my signature may be signed by each of said attorneys-in-fact with respect to the Registration Statement and any amendments thereto.

IN WITNESS WHEREOF, I have hereunder set my hand on this 7th day of April, 2011.

/s/ John T. Donnelly
______________________
John T. Donnelly
President and Trustee

Document #: 185001  Version:v2